UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2011

Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On March 28, 2011, Robbins & Myers, Inc., an Ohio corporation (“Robbins & Myers”), and certain of its subsidiaries and affiliated entities (collectively with Robbins & Myers, “Sellers”), entered into an Agreement (the “Romaco Agreement”), with a group of funds led by Deutsche Beteiligungs AG, a Frankfurt, Germany-based private equity investment firm (collectively, “DBAG”), pursuant to which all of the shares or equity interests in Sellers’ Romaco businesses (collectively, “Romaco”) will be sold to DBAG. The total consideration payable to Robbins & Myers is €65 million (approximately $92 million, based upon the exchange rate on March 30, 2011) and includes €61 million in cash and €4 million of liabilities being assumed by DBAG, subject to post-closing adjustments.
     Completion of the transaction is conditioned upon, among other things, receipt of approval of the transaction by German regulatory authorities and there having not occurred any material adverse change, as defined in the Romaco Agreement. The transaction is expected to close in the third fiscal quarter of 2011 following receipt of such regulatory approval.
     The representations, warranties, and covenants contained in the Romaco Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Romaco Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Romaco Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Romaco Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Robbins & Myers or any other entity. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Romaco Agreement, which subsequent information may or may not be fully reflected in Robbins & Myers’ public disclosures.
     On March 31, 2011, Robbins & Myers issued a press release announcing, among other things, its financial results for the quarter ended February 28, 2011 and the execution of the Romaco Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
     On March 31, 2011, Robbins & Myers issued a press release announcing its financial results for the quarter ended February 28, 2011 and the execution of the Romaco Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits — see Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.
March 31, 2011	By:	/s/ PETER C. WALLACE
		Name:	Peter C. Wallace
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Robbins & Myers, Inc., dated March 31, 2011.

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